UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 6, 2011

MARTHA STEWART LIVING OMNIMEDIA, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-15395	52-2187059
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

601 West 26th Street New York, NY	10001
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 827-8000

Not applicable
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As announced by Martha Stewart Living Omnimedia, Inc. (the “Company”), Kenneth P. West agreed on September 6, 2011 to join the Company as its Executive Vice President and Chief Financial Officer.

Mr. West, age 53, has served as Executive Vice President and Chief Financial Officer of Marvel Entertainment, a brand-driven licensing and media company, since 2002. Prior to that, Mr. West, a CPA, was CFO of two middle-market, privately held companies, and spent over 15 years with the Stamford, Connecticut office of Ernst & Young, principally in the auditing division serving middle-market and entrepreneurial growth entities. Mr. West is a graduate of Carnegie Mellon University.

There is no family relationship between Mr. West and any director or executive officer and, outside of his proposed employment relationship, he is not a party to any current or proposed transaction with the Company for which disclosure is required under Item 404(a) of Regulation S-K.

The Company has entered into an employment agreement with Mr. West pursuant to which his employment commenced September 6, 2011 and continues for three years to September 6, 2014 (unless earlier terminated as a result of Mr. West’s death or “disability,” by the Company with or without “cause” or by Mr. West for “good reason,” each as defined in the agreement). The agreement has the following principal economic terms:

•	An annual base salary of not less than $450,000;

•	An annual performance -based target bonus of 75% of base salary, with a minimum bonus of 0% of base salary and a maximum bonus of 150% of the target amount, based on the achievement of goals established by the Compensation Committee for each calendar year, pro-rated for the days of employment in 2011 and 2014 (with the bonus for 2011 based on achievement of the adjusted earnings before interest, taxes, depreciation and amortization target established earlier by the Compensation Committee (without any one-time restructuring charges), which 2011 bonus will be payable entirely in cash and be in an amount no less than $30,000); 67% of the bonuses with respect to the following years will be paid in cash and the remaining 33% in the form of stock options and/or restricted stock units;

•	The September 6, 2011 grant of an option to purchase 75,000 shares of the Company’s Class A common stock, with an exercise price per share equal to the closing price of the Class A common stock on the New York Stock Exchange on that date, which option will vest as to 25,000 of the shares on each of September 6, 2013, September 6, 2014 and September 6, 2015;

•	The September 6, 2011 grant of options to purchase 100,000 shares of the Company’s Class A common stock, 25,000 shares of which have an exercise price of $6 per share and vest only at such time as the trailing average closing price of the Class A common stock during any 30 consecutive trading days during the term of the employment agreement has been at least $6, 25,000 shares of which have an exercise price of $8 per share and vest only at such time as the trailing average closing price of the Class A common stock during any 30 consecutive trading days during the term of the employment agreement has been at least $8, 25,000 shares of which have an exercise price of $10 per share and vest only at such time as the trailing average closing price of the Class A common stock during any 30 consecutive trading days during the term of the employment agreement has been at least $10, and 25,000 shares of which have an exercise price of $12 per share and vest only at such time as the trailing average closing price of the Class A common stock during any 30 consecutive trading days during the term of the employment agreement has been at least $12 (provided in each case that such exercise price is greater than the closing price of a share of Class A common stock on the New York Stock Exchange on September 6, 2011, otherwise it will be such closing price);

•	The September 6, 2011 grant of 50,000 restricted stock units representing the right to receive 50,000 shares of the Company’s Class A common stock, which restricted stock units will vest as to 16,667 of the shares on each of September 6, 2013 and September 6, 2014, and as to 16,666 of the shares on September 6, 2015;

•	The September 6, 2011 grant of 60,000 restricted stock units representing the right to receive 60,000 shares of the Company’s Class A common stock, which restricted stock units will vest as to 15,000 of the shares at such time as the trailing average closing price of the Class A common stock during any 30 consecutive trading days during the term of the employment agreement has been at least $8, as to an additional 15,000 of the shares at such time as the trailing average closing price of the Class A common stock during any 30 consecutive trading days during the term of the employment agreement has been at least $10, as to an additional 15,000 of the shares at such time as the trailing average closing price of the Class A common stock during any 30 consecutive trading days during the term of the employment agreement has been at least $12, and as to the final 15,000 of the shares at such time as the trailing average closing price of the Class A common stock during any 30 consecutive trading days during the term of the employment agreement has been at least $14;

•	Participation in employee benefit plans, policies, programs and arrangements provided generally to similarly situated employees of the Company;

•	Reimbursement of all reasonable business expenses in accordance with Company policies relating to such expenses;

•	If the Company terminates Mr. West without “cause” or he resigns for “good reason,” a pro-rated bonus with respect to the cash portion of his bonus for the year of termination (so long as his targets have been met and bonuses are paid generally to similarly situated executives);

•	If the Company terminates Mr. West without “cause” or he resigns for “good reason” on or before March 6, 2012 and before a “change in control” (as defined in the agreement) of the Company occurs, in addition to the pro-rated bonus, continuing payment of his base salary for 6 months and continued medical coverage at active employee rates for six months (unless earlier eligible to receive subsequent employer-provided coverage), subject to his execution of a mutually satisfactory release and compliance with the covenants described below;

•	If the Company terminates Mr. West without “cause” or he resigns for “good reason” after March 6, 2012 and before September 6, 2012 but before a “change in control” of the Company occurs, in addition to the pro-rated bonus, continuing payment of his base salary for 12 months and continued medical coverage at active employee rates for 12 months (unless earlier eligible to receive subsequent employer-provided coverage or the coverage), subject to his execution of a mutually satisfactory release and compliance with the covenants described below;

•	If the Company terminates Mr. West without “cause” or he resigns for “good reason” on or after September 6, 2012 but before a “change in control” of the Company occurs, in addition to the pro-rated bonus, continuing payment of his base salary for 12 months and continued medical coverage at active employee rates for 12 months from the date (unless earlier eligible to receive subsequent employer-provided coverage or the coverage), as well as the vesting of the portion of the outstanding unvested options and restricted stock units granted on September 6, 2011 (other than those tied to the trailing average closing price of the Company’s Class A common stock) that would otherwise have vested within 12 months of the date of termination, subject to his execution of a mutually satisfactory release and compliance with the covenants described below;

•	If the Company terminates Mr. West without “cause” or he resigns for “good reason” on or after a “change in control” of the Company occurs, in addition to the pro-rated bonus, continuing payment of his base salary for 12 months and continued medical coverage at active employee rates for 12 months (unless earlier eligible to receive subsequent employer-provided coverage or the coverage), as well as the vesting of the portion of the outstanding unvested options and restricted stock units granted on September 6, 2011 (other than those tied to the trailing average closing price of the Company’s Class A common stock) that would otherwise have vested within 24 months of the date of termination, subject to his execution of a mutually satisfactory release and compliance with the covenants described below.

The agreement contains customary confidentiality, non-competition, non-solicitation, non-disparagement and indemnification provisions. Under the agreement, Mr. West cannot compete with the Company for a 12-month period after termination. The non-solicitation covenant extends for 12 months after termination.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MARTHA STEWART LIVING OMNIMEDIA, INC.

Date: September 6, 2011	By:	/s/ Daniel Taitz

Chief Administrative Officer and General Counsel